UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2025

IDEAYA Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38915	47-4268251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5000 Shoreline Court, Suite 300

South San Francisco, California 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 443-6209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IDYA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Positive Phase 1 Data for IDE849 (SHR-4849), a Potential First-in-Class DLL3 TOP1 ADC, in Small Cell Lung Cancer at the IASLC 2025 World Conference on Lung Cancer

On September 7, 2025, IDEAYA Biosciences, Inc. (the “Company”) and Jiangsu Hengrui Pharmaceuticals Co., Ltd. (“Hengrui”) presented initial data from Hengrui’s Phase 1 clinical trial of IDE849 (SHR-4849), a potential first-in-class delta-like ligand 3 (“DLL3”)-targeting Topoisomerase-1 (“TOP1”) antibody drug conjugate (“ADC”), in an oral presentation at the IASLC 2025 World Conference on Lung Cancer (“WCLC”) in Barcelona, Spain. The presentation included data from a total of 100 patients who received IDE849 at doses between 0.8 mg/kg to 4.2 mg/kg with a once every 3-week dosing interval.

Data in the presentation were as of a cut-off date of June 20, 2025, and included 87 patients with small cell lung cancer (“SCLC”) and 13 patients with other neuroendocrine carcinomas (“NEC”). All patients had progressed after front-line therapy, with 33% having progressed after two prior lines and 15% after three or more prior lines of therapy. Of the 87 SCLC patients enrolled, 72.4% (63/87) had received prior immunotherapy. A total of 71 patients with refractory SCLC (2L+) were evaluated for initial efficacy at doses of 2.4 mg/kg (n=19), 3.0 mg/kg (n=18) and 3.5 mg/kg (n=31) in the expansion phase of the trial. Patients in the 4.2 mg/kg cohort (n=3) of the dose escalation phase were also included in the analysis. All efficacy-evaluable patients had received at least one post-baseline tumor assessment per Response Evaluation Criteria in Solid Tumors (“RECIST”) v1.1.

Key Highlights

Efficacy (n=71 evaluable SCLC patients treated with IDE849)

IDE849 Dose Level
	2.4 mg/kg		Total (≥2.4 mg/kg)
Treatment setting (# patients)	2L (n=10)	All-lines (n=19)	2L (n=35)	All-lines (n=71)
ORR (%, n)	80.0% (8/10)	73.7% (14/19)	77.1% (27/35)	73.2% (52/71)
Confirmed ORR (%, n)	70.0% (7/10)	57.9% (11/19)	60.0% (21/35)	47.9% (34/71)
Pending confirmation	—	5.3% (1/19)	11.4% (4/35)	14.1% (10/71)
DCR	100% (10/10)	94.7% (18/19)	97.1% (34/35)	93.0% (66/71)

•

Robust overall response rate (“ORR”) and disease control rate (“DCR”) were consistently observed across all expansion doses evaluated and in patients across all lines of therapy, with a modest reduction in ORR/DCR observed in later-line patients, consistent with their more advanced stage of disease.

•

14.1% (10/71) of patients across all doses ≥2.4 mg/kg are still pending confirmation, as well as multiple patients who have had limited follow-up (e.g. one post-baseline scan) highlighting the study has not yet achieved a fully mature confirmed ORR%.

•

In patients with baseline brain metastasis, a confirmed ORR of 83.3% (5/6) and a DCR of 100% (6/6) was observed at the 2.4 mg/kg dose. Across all doses ≥2.4 mg/kg (n=18) with baseline brain metastasis, the confirmed ORR was 66.7% (12/18) with a DCR of 100% (18/18). A confirmation scan for one unconfirmed partial response is pending, which if confirmed, would increase the confirmed ORR to 72.2% (13/18).

•	Median progression free survival (“PFS”) was 6.7 months across all lines of treatment at doses of IDE849 ≥2.4 mg/kg (n=86); median PFS was not yet reached (“NR”) in 2L patients (n=42).

•	As of the cut-off date of June 20, 2025, the median length of follow-up was 3.5 months.

Safety (n=100 SCLC and NEC patients treated with IDE849)

•

Across all patients and all dose levels (n=100), Grade 3 or higher (Gr≥3) treatment-related adverse events (“TRAEs”) occurred in 48% (48/100) and serious TRAEs in 16% (16/100) of patients. The most common TRAEs were white blood cell reduction (27% Gr≥3), neutropenia (33% Gr≥3), anemia (6% Gr≥3) and nausea (0% Gr≥3).

•	TRAEs leading to dose reduction in 15% (15/100) of patients; treatment-related discontinuation rate of 2% (2/100) with no treatment-related deaths reported.

•	Manageable safety profile observed across multiple expansion cohorts, including the 2.4 mg/kg, 3.0 mg/kg, and 3.5 m/kg dose levels with a once every 3-week dosing interval.

•

As of the cutoff date of June 20, 2025 referenced for the data in the presentation, at the 2.4 mg/kg dose, the Gr3+ TRAE rate was below 20%. A 7% (7/100) rate of interstitial lung disease was reported across all patients in the study, of which 1% was Grade 3. There were no Grade 4 or Grade 5 cases reported.

Positive Interim Phase 2 Data for Darovasertib in the Neoadjuvant Setting of Primary Uveal Melanoma

On September 8, 2025, the Company presented positive interim data at their 10-Year Anniversary R&D Day from its ongoing Phase 2 OptimUM-09 trial of darovasertib in the neoadjuvant setting for primary uveal melanoma (“UM”). The data provide clinical evidence of ocular tumor shrinkage, reduction in radiation doses administered to critical eye structures and, in turn, improved vision with a reduced risk of developing longer-term blindness post-plaque brachytherapy. Darovasertib is a potent and selective protein kinase C (“PKC”) inhibitor being developed to broadly address primary UM and metastatic uveal melanoma (“mUM”).

All the data presented are preliminary, and from patients in the plaque brachytherapy cohort of the ongoing Phase 2 OptimUM-09 trial as of a cut-off date of May 23, 2025. A total of 39 patients enrolled were evaluated for safety, including 21 patients who were evaluated for efficacy as of the cut-off date. All efficacy-evaluable patients had received three or more cycles of darovasertib and had baseline and on-treatment tumor assessment, paired dosimetry and visual acuity score data available as of the cut-off date.

Key Highlights

•

Treatment with darovasertib resulted in robust ocular tumor shrinkage, lower simulated radiation doses to the eye, meaningful visual gains and reduced long-term risk of blindness for patients in the neoadjuvant setting of primary uveal melanoma.

•	76% (16/21) of patients achieved ≥20% ocular tumor shrinkage by product of diameters, the response definition proposed for the Phase 3 registration-enabling OptimUM-10 trial.

•

48% (10/21) of patients achieved ≥20% reduction in simulated radiation dose to at least one key visual structure (optic disc/nerve and/or fovea), with 86% (18/21) achieving any reduction. A 20% reduction in radiation dose has previously been shown to correlate with improved visual outcomes.

•

65% (13/20) of patients observed any visual improvement during neoadjuvant darovasertib treatment, with a median of 6 letters gained, and 40% (8/20) of patients achieving >5 letters gained at two consecutive visits.

•

A vision prognostication tool used to predict the risk of developing 20/200 vision (defined as legal blindness) at 3 years post-plaque brachytherapy showed 67% (14/21) of patients treated with darovasertib observed “any reduction” in their risk, and 38% (8/21) observed a ≥20% reduction in their risk.

•

The majority of TRAEs observed were Grade 1 and 2, with approximately 10% (4/39) Grade 3 or higher. The most common TRAEs included diarrhea, nausea, fatigue, maculo-papular rash, hypotension, and vomiting. Four patients discontinued treatment due to TRAEs, including two with hepatic transaminase increase, one with nausea, vomiting, fatigue, and one with hypotension, bradycardia and decreased level of consciousness.

•	Phase 3 registration-enabling OptimUM-10 trial of darovasertib in neoadjuvant primary UM initiated during the second quarter of 2025.

Additional data from over 90 patients in both the plaque brachytherapy and enucleation cohorts of the OptimUM-09 trial will be presented in a Proffered Paper Oral Presentation at the European Society of Medical Oncology (“ESMO”) meeting, taking place on October 17-21, 2025, in Berlin, Germany.

Positive Data from Phase 1/2 Combination Trial of IDE397, a potential first-in-class MAT2A inhibitor, and Trodelvy® in MTAP-Deletion Urothelial Cancer

On September 8, 2025, the Company presented initial data at their 10-Year Anniversary R&D Day from two expansion cohorts in their Phase 1/2 combination trial of IDE397, a potential first-in-class, small molecule adenosyltransferase 2a (“MAT2a”) inhibitor, in combination with Gilead Sciences, Inc.’s Trodelvy® (sacituzumab govitecan-hziy), a Trop2-directed ADC, in patients with late-line methylthioadenosine phosphorylase (“MTAP”)-deletion urothelial cancer (“UC”). MTAP-deletion is estimated to occur in approximately 25-30% of UC and 15-20% of non-small cell lung cancer (“NSCLC”) patients. There are currently no therapies approved by the U.S. Food and Drug Administration for patients with MTAP-deletion solid tumors. First Patient In was achieved for IDE397 and Trodelvy® combination in MTAP NSCLC in the third quarter of 2025.

Data in the presentation were as of a cut-off date of August 29, 2025, and included a total of 19 patients with late-line MTAP-deletion UC who received the combination of IDE397 and Trodelvy. Of the 19 patients, 16 (Cohort 1: n=9; Cohort 2: n=7) were evaluable for efficacy having received at least one post-baseline tumor assessment per RECIST v1.1. Of the patients evaluated in the combination trial, 68% (13/19) had progressed after two or more prior therapies, with 84% (16/19) having received an immune-oncology therapy and 32% (6/19) having received enfortumab vedotin (“EV”).

Key Highlights

	Dose Level 1 (DL1)	Dose Level 2 (DL2)
	IDE397 (15mg) + Trodelvy (10mg/kg)	IDE397 (30mg) + Trodelvy (7.5mg/kg)
Evaluable patients (n)	n=9	n=7
ORR (cPR+uPR)	33% (3cPR)	57% (3cPR +1uPR)
DCR%	100% (9/9)	71% (5/7)

•	To date, median PFS and duration of response has NR.

•

33% ORR at DL1 (3/9); 3 confirmed partial responses (“cPR”), including one patient with a confirmed response after the cut-off date, and 57% ORR at DL2 (3 cPR and 1 unconfirmed partial response (“uPR”).

•

The manageable safety profile was consistent with known adverse events of both drugs as single agents, with no treatment related serious adverse events observed at the IDE397 30mg and Trodelvy® 7.5 mg/kg expansion dose. The most common Grade 3 or greater TRAEs seen in DL1 were anemia and neutropenia, and in DL2 were anemia, asthenia, and diarrhea.

•	Selection of recommended Phase 2 dose is targeted by end of 2025, with next update planned for a medical conference in the first half of 2026.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements, including, but not limited to, statements related to (i) the potential therapeutic benefits of the Company’s therapeutics, the IDE397 and Trodelvy combination, and IDE849, including combination therapies; (ii) the timing of and potential of clinical trials to evaluate TOP1-payload based ADCs in SCLC and other DLL3-upregulated solid tumors; (iii) the safety profile of darovasertib; (iv) the timing and content of an update at a later medical conference; (v) the timing of an oral presentation of additional data at ESMO; and (vi) the timing of the selection of a recommended phase 2 dose and the next updated planned for a medical conference regarding IDE397 and Trodelvy. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s preclinical and clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the drug development process, including the Company’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, and the Company’s ability to successfully establish, protect and defend its intellectual property. The Company undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the Company’s Annual Report on Form 10-K dated February 18, 2025 and any current and periodic reports filed or furnished with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEAYA BIOSCIENCES, INC.

Date: September 8, 2025	By:	/s/ Yujiro Hata
Yujiro Hata
President and Chief Executive Officer